UTILITIES FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.5%

Sierra Pacific Resources

23,222

$

295,152

Puget Energy, Inc.

12,158

291,670

Exelon Corp.

15,448

$

1,389,702

DPL, Inc.†

11,029

290,945

Dominion Resources, Inc.†

19,935

946,713

Vectren Corp.

9,186

286,695

FirstEnergy Corp.

10,965

902,749

AGL Resources, Inc.

8,166

282,380

FPL Group, Inc.

13,644

894,774

Atmos Energy Corp.

10,152

279,891

Southern Co.†

24,957

871,498

Pinnacle West Capital Corp.

9,071

279,115

Entergy Corp.

7,213

869,022

ITC Holdings Corp.

5,281

269,912

Public Service Enterprise

Great Plains Energy, Inc.†

10,151

256,617

Group, Inc.

18,886

867,434

Hawaiian Electric Industries,

PPL Corp.

15,268

798,058

Inc.†

10,067

248,957

Duke Energy Corp.†

45,324

787,731

Westar Energy, Inc.†

11,217

241,278

Edison International†

13,749

706,424

Piedmont Natural Gas Co.†

9,079

237,507

Sempra Energy†

11,844

668,594

WGL Holdings, Inc.†

6,764

234,981

Questar Corp.

9,335

663,158

Aqua America, Inc.†

14,424

________

230,351

American Electric Power Co.,

Total Common Stocks

Inc.

16,381

659,008

(Cost $22,268,454)

________

29,237,352

PG&E Corp.

16,454

653,059

SECURITIES LENDING COLLATERAL 20.9%

AES Corp.*†

33,922

651,642

Mount Vernon Securities

Constellation Energy Group,

Lending Trust Prime Portfolio

6,146,186

________

6,146,186

Inc.

7,660

628,886

Progress Energy, Inc.†

13,505

564,914

Total Securities Lending Collateral

NRG Energy, Inc.*†

13,126

563,105

(Cost $6,146,186)

________

6,146,186

Consolidated Edison, Inc.†

13,963

545,814

Total Investments 120.4%

Mirant Corp.*†

13,495

528,329

(Cost $28,414,640)

$

_________

35,383,538

Equitable Resources, Inc.†

7,644

527,895

Liabilities in Excess of Other

Xcel Energy, Inc.†

24,864

499,021

Assets – (20.4)%

$

(6,001,242)

_________

Ameren Corp.

11,773

497,174

Net Assets – 100.0%

$

29,382,296

MDU Resources Group, Inc.†

13,990

487,691

*

Non-Income Producing Security.

Allegheny Energy, Inc.

9,722

487,169

†

All or a portion of this security is on loan at June 30, 2008.

DTE Energy Co.

10,889

462,129

Energen Corp.

5,648

440,713

Reliant Energy, Inc.*

20,173

429,080

National Fuel Gas Co.†

7,095

422,011

TECO Energy, Inc.

19,603

421,269

CenterPoint Energy, Inc.

25,339

406,691

Pepco Holdings, Inc.

15,633

400,986

Oneok, Inc.

8,187

399,771

Wisconsin Energy Corp.

8,720

394,318

NiSource, Inc.

21,464

384,635

Dynegy Inc.*

42,525

363,589

SCANA Corp.

9,473

350,501

Integrys Energy Group, Inc.

6,868

349,100

NSTAR†

10,111

341,954

Northeast Utilities†

13,372

341,387

Energy East Corp.

13,808

341,334

Southern Union Co.†

12,451

336,426

Alliant Energy Corp.

9,468

324,374

CMS Energy Corp.†

21,686

323,121

UGI Corp.†

11,183

321,064

OGE Energy Corp.

9,394

297,884

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